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                                                                    Exhibit 10.1

                                AMENDMENT NO. 1
                        TO DOMESTIC INCENTIVE AGREEMENT

     THIS AMENDMENT NO. 1 TO DOMESTIC INCENTIVE AGREEMENT (this "Amendment") dated this first day of January, 2001 amends the DOMESTIC INCENTIVE AGREEMENT (the "Agreement") dated as of May 4, 1999 by and between CSX Intermodal, Inc., a Delaware corporation, with offices at 301 West Bay Street, Jacksonville, FL 32202 ("CSXI"), and Pacer International, Inc., a Tennessee corporation with offices at 2300 Clayton Road, Suite 1200, Concord, CA 94520-2100 ("Pacer"). Capitalized terms used in this Amendment without definition will have the meaning given them in the Agreement.

                                R E C I T A L S:
                                ---------------

     WHEREAS, the Agreement provided for CSXI to pay Pacer certain incentives if the conditions set forth in the Agreement are met; and

     WHEREAS, Pacer intends to acquire Rail Van Inc. which will qualify as a New Affiliate under this Agreement and the parties wish to revise the volume targets to include the increased volume from this acquisition; and

     WHEREAS, the parties wish to amend the Agreement to change certain other provisions as set forth herein.

                               A G R E E M E N T:
                               ------------------

     In consideration of the terms, conditions and obligations under this Amendment, under the Agreement and other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   Section 1.1 is amended to read as follows:

     1.1  Definitions.  The following capitalized terms used in this Amendment
          -----------
              and the Agreement will have the following meanings:

                       1.1.1  "AAR" means the Association of American Railroads.

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          1.1.2  "Affiliate" means any entity that, under the principles of statutory or common law, controls, is controlled by or is under common control with another entity; "Affiliate" shall not, however, include
          (a) entities related to Pacer or LTS if they are not involved in or in need of intermodal transportation of Containers or Trailers within the Eastern States or (b) any entity or holdings acquired or held by Apollo Management, L.P. or any of its Affiliates ("Apollo Entity") (other than Pacer, LTS and their Affiliates) which is not operationally (other than as a customer), managerially or otherwise related to Pacer or LTS, except through its affiliation with an Apollo Entity.

          1.1.3 "Agreement No. 11111" means the Intermodal Transportation Agreement No. 11111 dated as of May 4, 1999 between CSXI, APL Land Transport Services, Inc., and APL Limited and APL Co. Pte Ltd.

          1.1.4  "Commencement Date" means January 1, 2000.

          1.1.5 "Confidential Information" means the terms and conditions of this Agreement and information that is proprietary to or held in confidence by CSXI or Pacer or their respective Affiliates, including, but not limited to, incentive amounts and formulas, customer lists and information, pricing formulas and data, rail rates and other charges, origin and destination information, traffic volumes and commodities moved, train schedules and/or performance, cost data, financial information, operating procedures and business plans and strategies.

          1.1.6 "Conrail" means Consolidated Rail Corporation, a Pennsylvania corporation.

          1.1.7 "Conrail Core Network" means those railroad points and lanes served by Conrail, as of the date of the Agreement, and which will be competitively served by CSXT after the Split Date.

          1.1.8 "Container" means a freight vehicle with devices to enable ready attachment to a wheeled underframe which has a device for coupling to a self-powered tractor for movement over the highway.

          1.1.9 "Core Network" means the Conrail Core Network and the CSXI/CSXT Core Network and any other railroad points and lanes served by CSXI's Affiliate, CSXT, from time to time.

          1.1.10 "CSXI's Transcontinental Service" means transcontinental transportation provided by CSXI where CSXI purchases transportation for moves outside the Core Network under contracts that CSXI maintains with connecting western rail carriers and, in many cases as of the date hereof, such moves are shipped in containers bearing "CSXU" marks.

          1.1.11 "CSXT" means CSX Transportation, Inc., a Virginia corporation.

          1.1.12 "Domestic Service" means rail transportation service other than International Service.

          1.1.13 "Eastern State" means a state specified in Exhibit 1.1.10 to the Agreement.

          1.1.14 "Existing TPI Customers" means those existing international shipping customers of LTS set forth in Exhibit 1.1.11 to the Agreement.

          1.1.15 "IAC" means the percentage change in the total volume of intermodal units shown as "originated" on the four major U.S. rail carriers (CSXT, Norfolk Southern, Union Pacific and Burlington Northern Santa Fe) from one calendar year to the next calendar year derived from the intermodal volume data published by the AAR from time to time. Exhibit 1.1.15 attached hereto shows the source of such data and the method for calculating the IAC. If the AAR discontinues publication of the data necessary to determine the IAC or there are changes in the component railroads or the like, Pacer and CSXI will agree on other intermodal volume data to use in determining the IAC. The IAC shall be calculated to two decimal places, with rounding up if the amount is .005 or more and rounding down if the amount is less than .005.

          1.1.16 "IMCs" means intermodal marketing companies engaged in arranging intermodal transportation for beneficial owners of cargo transported in Containers and Trailers.

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          1.1.17 "International Service" means rail transportation service with respect to a Container that has a prior or subsequent waterborne movement under a bill of lading with a foreign origin or destination.

          1.1.18 "LTS" means the Tennessee corporation formerly known as APL Land Transport Services, Inc., now known as Pacer International, Inc. d/b/a Pacer Stacktrain, and refers to the division of Pacer that moves its Containers on CSXI under Agreement No. 11111.

          1.1.19 "LTS Movement" means a rail movement of a Container arranged by or for the benefit of LTS or Existing TPI Customers under Agreement No. 11111; provided, however, that "LTS Movement" shall not include an
                     --------  -------
          international rail movement of a Container arranged by, or for the benefit of, APL or any Affiliate of APL.

          1.1.20 "LTS Overage" has the meaning set forth in Section 4.7.5.

          1.1.21 "LTS Volume Threshold" for 2001 shall be _______ (the number of LTS Movements in Domestic Service excluding movements arranged by or for the benefit of Existing TPI Customers in 2000 under Agreement No. 11111) adjusted by the IAC for 2001. For 2002 and subsequent calendar years, the LTS Volume Threshold shall be the LTS Volume Threshold for the prior year adjusted by the IAC for the calendar year in question. Notwithstanding the foregoing, Pacer may elect to have the LTS Volume Threshold be calculated by using 50% of the IAC for any calendar year provided that Pacer had made a similar election with respect to the VTGF under Section 1.1.41 and the conditions for such election under
          Section 1.1.41 have been met.

          1.1.22 "LTS Transcontinental Volume" means the number of LTS Movements in 1998 utilizing the Conrail Core Network or Norfolk Southern Railway or its Affiliates.

          1.1.23 "NA/PS Movement" means an LTS Movement transported in whole or in part by CSXI in Domestic Service for which a New Affiliate is the shipping customer of LTS.

          1.1.24 "New Affiliate" means any Affiliate acquired by Pacer or any of its Affiliates after January 1, 2001, other than Rail Van.

          1.1.25 "New Affiliate Movement" means a rail movement of a Container or Trailer arranged by or for the benefit of a New Affiliate.

          1.1.26 "New Affiliate Local Volume" means the number of New Affiliate Movements in Domestic Service between points in the Eastern States within or utilizing the Core Network in the twelve (12) month period ending on the last day of the month before the month of acquisition.

          1.1.27 "New Affiliate Transcontinental Volume" means the number of New Affiliate Movements in Domestic Service from origins or to destinations west of the Continental Divide utilizing CSXI's Transcontinental Service in the twelve (12) month period ending on the last day of the month before the month of acquisition.

          1.1.28 "Pacer Local Volume" means the number of Pacer Movements in Domestic Service between points in the Eastern States within or utilizing the Core Network. Exhibit 1.1.28 provides examples of certain types of Pacer Movements that qualify as Pacer Local Volume.

          1.1.29 "Pacer Local Volume Target" means the Pacer Local Volume that Pacer is required to tender to CSXI in a given year under Section 4.1.

          1.1.30 "Pacer Movement" means a rail movement of a Container or Trailer arranged by or for the benefit of Pacer or any of its Affiliates, other than LTS.

          1.1.31 "Pacer Transcontinental Volume" means the number of Pacer Movements in Domestic Service from origins or to destinations west of the Continental Divide utilizing CSXI's Transcontinental Service.

          1.1.32 "Pacer Transcontinental Volume Target" means the Pacer Transcontinental Volume that Pacer is required to tender to CSXI in a given year under Section 4.2.

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          1.1.33 "P/PS Movement" means an LTS Movement transported in whole or in part by CSXI in Domestic Service for which Pacer or one of its Affiliates is the shipping customer of LTS.

          1.1.34 "P/PS Overage" has the meaning set forth in Section 4.7.5.

          1.1.35 "P/PS Volume Threshold" for a given calendar year means the number determined by adjusting the higher of the following by the IAC for that year: (a) the actual number of P/PS Movements in the prior year or (b) the P/PS Volume Threshold in the year before the prior year adjusted by the IAC for the prior year, both of which are subject to adjustment under Section 4.7.6. For example, for calendar year 2003, the P/PS Volume Threshold would be calculated using the higher of the following adjusted by the 2003 IAC: (a) the actual number of P/PS Movements moved in 2002 or (b) the P/PS Volume Threshold in 2001 adjusted by the 2002 IAC. Notwithstanding the foregoing, Pacer may elect to have the P/PS Volume Threshold be calculated by using 50% of the IAC for any calendar year provided that Pacer had made a similar election with respect to the VTGF under Section 1.1.41 and the conditions for such election under Section 1.1.41 have been met.

          1.1.36 "Rail Van" means Rail Van Inc.

          1.1.37 "Split Date" means the date on which the assets of Conrail are actually allocated between Norfolk Southern Corporation and its Affiliates and CSXT under the agreement approved by the Surface Transportation Board in Finance Docket No. 33388.

          1.1.38 "TPI Customer" means an international shipping enterprise (other than APL and its Affiliates) that has engaged LTS to arrange transcontinental International Service for Containers owned or leased by that international shipping enterprise with a prior or subsequent move over the Pacific Ocean.

          1.1.39 "Trailer" means a vehicle equipped with a permanent undercarriage or wheel assembly with a device for coupling to a self-powered tractor for movement.

          1.1.40 "transcontinental" or "transcontinentally" is used to describe a rail movement (i) from a point outside the Eastern States to a point inside the Eastern States or (ii) from a point inside the Eastern States to a point outside the Eastern States.

          1.1.41 "Volume Target Growth Factor" or "VTGF" for any calendar year means (a) if the IAC for that year is a positive number and is 5.00% or less, 140% of the IAC, (b) if the IAC for that year is a positive number and is more than 5.00%, 150% of the IAC, (c) if the IAC for that year is a negative number and has an absolute value of 5.00% or less, 50% of the IAC; and (d) if the IAC for that year is a negative number and has an absolute value greater than 5.00%, 75% of the IAC; provided, however, that the VTGF shall be further adjusted so that in no event shall the spread between the IAC and the VTGF calculated as set forth above have an absolute value less than 100 basis points different from the IAC (i.e., if the IAC is 1.20%, and the VTGF would otherwise be 1.70%, as a result of this adjustment, the VTGF would be 2.20%; and if the IAC is -1.50% and the VTGF would otherwise be -.75%, as a result of this adjustment, the VTGF would be-.50%). Additional examples are provided in Exhibit 1.1.41. Notwithstanding the foregoing, Pacer may elect to have the VTGF be 50% of the IAC for any calendar year provided that the following conditions are met: (a) Pacer has notified CSXI of its election at the time it provides data under Section 4.10.3 for that year; (b) no other such election has been made in the same five year period ending December 31, 2004, December 31, 2009 or December 31, 2014, whichever is applicable; and
          (c) in the immediately preceding calendar year Pacer failed to achieve at least ninety percent (90%) of the Pacer Local Volume Target or the Pacer Transcontinental Volume Target and did not receive any payments under Section 6.2.

2.  Section 4.1 is amended and restated to read as follows:

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     4.1  Pacer Local Volume Targets.  Provided that CSXI is in compliance with
          --------------------------
     its obligations under Section 5 hereof, during the calendar year ending December 31, 2000, Pacer shall tender to CSXI Pacer Local Volume in excess of ______. Provided that CSXI is in compliance with its obligations under
     Section 5 hereof, during the calendar year ending December 31, 2001, Pacer shall tender to CSXI Pacer Local Volume equal to or greater than ______, (which is the actual Pacer Local Volume (______) and Rail Van local movements (______) in 2000 plus _____ units) adjusted by the VTGF for 2001. Provided that CSXI is in compliance with its obligations under Section 5 hereof, during the calendar year ending December 31, 2002, Pacer shall tender to CSXI Pacer Local Volume exceeding the result of the following formula:

       ((______ X (100% + VTGF for 2001)) + _______) X (100%+ VTGF for 2002).

     In each calendar year of this Agreement subsequent to 2002, the Pacer Local Volume that Pacer shall be obligated to tender to CSXI shall increase or decrease from the prior year's volume target by the VTGF for the calendar year in question. The Pacer Local Volume Target set forth in this Section is subject to adjustment under Section 4.3.

     The Parties acknowledge that the volume data for Pacer Local Volume and Rail Van local movements for 2000 set forth above represents the volumes determined as of the date of this Amendment by the Parties to the best of their knowledge. If prior to June 30, 2001, either Party obtains additional or new information that would revise the volume data, the Parties agree to negotiate in good faith to correct the 2000 volume data used to establish the targets for 2001 and thereafter. If the Parties are unable to resolve any dispute regarding such 2000 volume data, either Party may submit the matter to arbitration, provided that such arbitration is initiated before June 30, 2001. If arbitration is not so timely initiated, the last volume data determined by CSXI in good faith as its best and most accurate information shall be considered final and shall be used to establish the targets for 2001 and thereafter.

3.   Section 4.2 is amended and restated to read as follows:

     4.2  Pacer Transcontinental Volume Target. Provided that CSXI is in
          ------------------------------------
     compliance with its obligations under Section 5 hereof, during the calendar year ending December 31, 2000, Pacer shall tender to CSXI Pacer Transcontinental Volume equal to or greater than _____. Provided that CSXI is in compliance with its obligations under Section 5 hereof, during the calendar year ending December 31, 2001, Pacer shall tender to CSXI Pacer Transcontinental Volume equal to or greater than _____ (which is the actual Pacer Transcontinental Volume (_____) and Rail Van transcontinental volume (______) in 2000) adjusted by the VTGF for 2001. Provided that CSXI is in compliance with its obligations under Section 5 hereof, during the calendar year ending December 31, 2002, Pacer shall tender to CSXI Pacer Transcontinental Volume exceeding the result of the following formula:

     (______ X (100% + VTGF for 2001)) X (100% + VTGF for 2002)

     In each calendar year of this Agreement subsequent to 2002, the Pacer Transcontinental Volume that Pacer shall be obligated to tender to CSXI shall increase or decrease from the prior year's volume target by the VTGF for the calendar year in question. The Pacer Transcontinental Volume Target set forth in this Section is subject to adjustment under Section 4.3.

     The Parties acknowledge that the volume data for Pacer Transcontinental Volume and Rail Van transcontinental movements for 2000 as set forth above represent the volumes determined as of the date of this Amendment by the Parties to the best of their knowledge. If prior to June 30, 2001, either Party obtains additional or new information that would revise the volume data, the Parties agree to negotiate in good faith to correct the 2000 volume data used to establish the targets for 2001 and thereafter. If the Parties are unable to resolve any dispute regarding such 2000 volume data, either Party may submit the matter to arbitration, provided that such arbitration is initiated before June 30, 2001. If arbitration is not so timely initiated, the last volume data determined by

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     CSXI in good faith as its best and most accurate information shall be considered final and shall be used to establish the targets for 2001 and thereafter.

4.   Section 4.3.2(a) shall be revised to read as follows:

     4.3  Supplement of Volume Targets for New Affiliate Volumes.
          ------------------------------------------------------

          4.3.1  General. The Pacer Local Volume Target and the Pacer
                 -------
          Transcontinental Volume Target in this Section 4 shall be supplemented as set forth in this Section 4.3.

          4.3.2  Supplements.  Provided that CSXI is in compliance with its
                 -----------
          obligations under Section 5 hereof and subject to Section 4.3.3, the Pacer Local and Transcontinental Volume Targets shall each be supplemented to include (a) for the year in which Pacer acquires any New Affiliate, an amount equal to ninety-five percent (95%) of such Affiliate's New Affiliate Local Volume and New Affiliate Transcontinental Volume, respectively, in the comparable portion of the prior year (measured from the first day of the month of acquisition through December 31 of the year of acquisition) and (b) for the first full year after the year in which Pacer acquired the New Affiliate, an amount equal to ninety-five percent (95%) of such Affiliate's New Affiliate Local Volume and New Affiliate Transcontinental Volume (see definitions for proper application), respectively, adjusted by the VTGF for such first full year. For example, if the New Affiliate were acquired as of July 7, 2002, the Pacer Local and Transcontinental Volume Targets would be increased (a) for 2002, by 95% of the New Affiliate Local and Transcontinental Volumes during the period from July 1, 2001 to December 31, 2001 and
          (b) for 2003, by 95% of the New Affiliate Local and Transcontinental Volumes, which covers the period from July 1, 2001 to June 30, 2002, adjusted by the 2003 VTGF.

          4.3.3  Subtraction of New Affiliate's Volume from Pacer's Volume
                 ---------------------------------------------------------
          Targets. Upon the occurrence of any event resulting in any New
          -------
          Affiliate no longer being an Affiliate of Pacer, such as a sale of the New Affiliate's business, and provided that the New Affiliate has not theretofore been merged or consolidated with another Affiliate of Pacer and continues to operate as a separate business unit, the Pacer Local and Transcontinental Volume Targets which have been supplemented pursuant to Section 4.3.2 with respect to such New Affiliate shall be reduced by the amount added to such Volume Target under Subsection 4.3.2(b) adjusted by the VTGF for each year during which the New Affiliate was an Affiliate of Pacer. Notwithstanding the prior sentence, reductions under this Section 4.3.3 shall not reduce the Pacer Local Volume Target below 24,406 or the Pacer Transcontinental Volume Target below 18,464 in any year; provided however, that the foregoing shall not prevent the Pacer Local Volume Target or the Pacer Transcontinental Volume Target from falling below such thresholds due to negative changes in the VTGF under Section 1.1.41. Nothing in this Agreement shall be construed to prohibit or restrict the sale, transfer or other disposition of any New Affiliate by Pacer for any reason and at any time throughout the term of this Agreement.

5.   Sections 4.6 through 4.9 are deleted and replaced with the following:

     4.6  Pacer Transcontinental Volume Offset. Pacer may, for any calendar
          ------------------------------------
     year during the term of this Agreement, apply tendered volumes of Containers and/or Trailers in excess of the Pacer Transcontinental Volume Target under Section 4.2, as that target may be supplemented by New Affiliate Transcontinental Volume pursuant to Section 4.3.2, to offset shortages in the volumes of Containers and Trailers tendered for the purposes of the Pacer Local Volume Target under Section 4.1, as that target may be supplemented by New Affiliate Local Volume pursuant to Section 4.3.2.

     4.7  P/PS Volume Offset.
          ------------------

          4.7.1  General.  Pacer may, for any calendar year during the term of
                 -------
          this Agreement, apply a portion of its P/PS Movements for that year to offset shortages in the volumes of Containers and Trailers tendered for the purposes of the Pacer Local Volume Target under Section 4.1, as supplemented by New Affiliate Local Volume pursuant to Section 4.3.2, in accordance with the formulas and limitations set forth in this Section 4.7.

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               4.7.2  Notice of Use of Overage.  If Pacer elects to do so, it
                      ------------------------
          shall so indicate with the data to be provided pursuant to Section 4.10.3.

               4.7.3  Qualification of Movement as P/PS Movement. On and after
                      ------------------------------------------
          April 1, 2001, a P/PS Movement will not qualify for the purposes of calculating any P/PS Volume in excess of the P/PS Volume Threshold for a given year unless it comports with the definition set forth in
          Section 1.1.33, and the waybilling provided to CSXI by LTS for the movement has a mutually agreed upon identifier included in the waybill field titled "Actual Shipper" that identifies the movement as a P/PS Movement. Failure (other than those caused by CSXI) to include this name in the waybill "Actual Shipper" field will disqualify that movement from counting as a P/PS Movement for purposes of determining whether the P/PS Movement exceeds the P/PS Volume Threshold.

               4.7.4  Conditions for Application of Overage.  If (a) the LTS
                      -------------------------------------
          Movements (excluding movements arranged by or for the benefit of Existing TPI Customers) in Domestic Service under Agreement No. 11111 for a given calendar year are greater than the LTS Volume Threshold for that year and (b) the P/PS Volume for the given calendar year is greater than the P/PS Volume Threshold for that year, then Pacer may count certain P/PS Movements calculated in accordance with Section
          4.7.5 as Pacer Local Movements for purposes of meeting the Pacer Local Volume Target.

               4.7.5  Calculation of Applicable Overage and Cap.  CSXI will
                      -----------------------------------------
          determine the amount by which the LTS Movements (excluding movements arranged by or for the benefit of Existing TPI Customers) in Domestic Service under Agreement No. 11111 for each calendar year exceed the LTS Volume Threshold (the "LTS Overage"), and the amount by which the P/PS Volume for that year exceeds the P/PS Volume Threshold (the "P/PS Overage"). The number of P/PS Movements that may be counted as Pacer Local Movements for purposes of meeting the Pacer Local Volume Target is the lower of the LTS Overage or the P/PS Overage (the "Applicable Overage").

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               4.7.6  Supplement of P/PS Volume Threshold for New Affiliate
                      -----------------------------------------------------
          Volumes. For the first full year after the year in which Pacer
          -------
          acquires a New Affiliate, the actual P/PS Volume for the prior year shall, for purposes of calculating the P/PS Volume Threshold under Subsection 1.1.35(a), be supplemented to include an amount equal to ninety-five percent (95%) of such Affiliate's NA/PS Movements during the period from January 1 of the year of acquisition through the last day of the calendar month before the acquisition month. In addition, the amount calculated under Subsection 1.1.35(b) shall be supplemented to include (a) for the calendar year in which a New Affiliate is acquired, an amount equal to such Affiliate's NA/PS Movements in the comparable period of the prior year (measured from the first day of the acquisition month through December 31 of the year of acquisition) and (b) for the first full year after the year in which Pacer acquires the New Affiliate, an amount equal to ninety-five percent (95%) of such Affiliate's NA/PS Volume during the twelve month period ending on the last day of the month before the acquisition month adjusted by the IAC for such first full year. For example, if the acquisition occurs on April 15, 2005, the New Affiliate's NA/PS Movements from January 1, 2005 until March 31, 2005 as certified by Pacer under Section 4.10.1 shall be added to the actual P/PS Movements in 2005 for purposes of calculating the P/PS Volume Threshold under Subsection 1.1.35(a) for 2006. The amount calculated under Subsection 1.1.35(b) will be supplemented by (a) for 2005, the New Affiliate's NA/PS Volume from April 1, 2004 through December 31, 2004 as certified by Pacer under
          Section 4.10.1, and (b) for 2006, the New Affiliate's NA/PS Volume from April 1, 2004 to March 31, 2005, adjusted by the IAC for 2006.

          4.8  Bi-Annual Meetings.  Each April and September during the term of
               ------------------
     this Agreement, Pacer and CSXI shall meet to review the then current status of Pacer's compliance with the Pacer Local and Transcontinental Volume Targets. If CSXI terminates or significantly reduces certain of the transportation services it offers, such as the CSXI Transcontinental Service or movements in certain size Containers and Trailers, CSXI and Pacer will initiate negotiations to revise the Pacer Local Volume Target, the Pacer Transcontinental Volume Target, the P/PS Volume Threshold and the LTS Volume Target to make appropriate adjustments to provide CSXI with commensurate volumes in light of the service change. In view of the service change, CSXI may propose that Pacer use alternate services or increase its use of existing services in exchange for the eliminated service and Pacer will make a good faith effort to make use of such services, provided that the services are offered with equipment availability, service levels and price terms that are no less favorable than those which CSXI offers from time to time to its other IMC customers and provided that the alternate services provide Pacer with the reasonable opportunity to meet existing or revised volume targets, as may be agreed to by the parties. If the parties are unable to agree on revisions to these volume targets and thresholds, within 90 days of the start of negotiations, either party may submit the dispute to arbitration for resolution under Section 9.

          4.9  Pacer Liaison.  Pacer will designate an individual from time to
               -------------
     time whose primary responsibility will be to provide day-to-day interface with CSXI's designated personnel, monitor Pacer's compliance with the Pacer Local Volume Target and the Pacer Transcontinental Volume Target, obtain information regarding equipment availability, service levels and rate issues related to CSXI's compliance with Section 5 hereof and take other actions needed to ensure that Pacer complies with this Agreement.

          4.10 Reports on Pacer's Volume Targets.
               ---------------------------------

               4.10.1  Exchange of P/PS and NA/PS Volume Data.  Within thirty
                       --------------------------------------
          (30) days of execution of this Amendment, Pacer will provide CSXI with a written certification of P/PS Volume in 2000. By April 30, 2001, Pacer will provide CSXI with a written certification of P/PS Volume for the three-month period ending March 31, 2001. Within

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          sixty (60) days following the acquisition of a New Affiliate, Pacer will provide CSXI with a written certification of the New Affiliate's NA/PS Volume during the twelve-month period ending on the last day of the month before the acquisition month. All such certified data will represent Pacer's most complete and accurate data as of the date of certification.

               4.10.2  CSXI's Yearly Volume Data. Within thirty (30) days of the
                       -------------------------
          end of each calendar year, CSXI shall provide in writing to Pacer volume data showing whether Pacer has met the Pacer Local Volume Target, the Pacer Transcontinental Volume Target and the LTS 12-Month Volume Target and its calculation of the LTS and P/PS Overages and will pay to Pacer the incentive payments due under Section 6.2 based on its volume data. Such data will represent CSXI's most complete and accurate data as of the date thereof.

               4.10.3  Pacer's Dispute of CSXI's Data. Within thirty (30) days
                       ------------------------------
          after its receipt of the data required under Section 4.10.2, Pacer shall provide CSXI with any information regarding its volumes that dispute the data of CSXI. Pacer shall also notify CSXI if it elects to adjust the VTGF for the following year under Section 1.1.41.

               4.10.4  Final Determination of Volume Data and Incentive Payment.
                       --------------------------------------------------------
          Within thirty (30) days after the exchange of data required under
          Section 4.10.3, CSXI and Pacer will work together to resolve issues and recalculate the volume data. By the thirtieth (30/th/) day after such data exchange, CSXI and Pacer will recalculate the incentive payment under Section 6.2 based on the volume data available as of such date. If from such recalculation it is determined that CSXI's payment under Section 4.10.2 was too low, CSXI will pay to Pacer the underpaid amount on or about such thirtieth (30/th/) day. Similarly, if from such recalculation it is determined that CSXI's payment under
          Section 4.10.2 was too high, Pacer will refund to CSXI the overpaid amount on or about such thirtieth (30/th/) day. In the alternative, CSXI may offset the amount of the refund due from Pacer against any incentive payments that CSXI may owe to Pacer hereunder in the future.

               4.10.5  Continuing Efforts to Finalize Volume Data. If the
                       ------------------------------------------
          parties are unable, within the thirty (30) day period contemplated under Section 4.10.4, to resolve any conflict between any volume data gathered by Pacer and volume data supplied by CSXI, either Party may submit the matter for arbitration, provided that the arbitration is initiated within ninety (90) days of the expiration of such thirty
          (30) day period. If either party does not submit the matter to arbitration within this ninety (90) day period, the incentive payment and the volume data used to recalculate such incentive payment under
          Section 4.10.4 shall be considered final.

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

               4.11 Limitation of Remedies.  If CSXI meets its obligations
                    ----------------------
          under Section 5 and Pacer and LTS fail to meet their respective volume targets under this Agreement, CSXI's sole remedy hereunder shall be the non-payment of incentives otherwise payable pursuant to Section 6 hereof.

               4.12 Underlying Agreements.  The parties understand and agree
                    ---------------------
          that the Pacer Movements referred to in this Agreement shall be made in accordance with the provisions of the existing wholesale agreement between Pacer and CSXI (No. 3837) or one or more successor or additional transportation agreements, based upon CSXI's customary terms and conditions for such agreements with IMCs.

6.        Section 6.2 is amended and restated to read as follows:

6.2       Supplemental Incentive Payments to Pacer. Within thirty (30) days
          ----------------------------------------
of the end of each calendar year, CSXI shall pay Pacer _______________ minus the
                                                                       -----
amount by which the One-Year Total Rate Savings during such one-year period exceeds _______________, subject to the following. If Pacer has not met at least ninety percent (90%) of the Pacer Local Volume Target and of the Pacer Transcontinental Volume Target for any calendar year or LTS has not met the LTS 12-Month Volume Target, CSXI shall not be obligated to make any payment for that year pursuant to this Section 6.2. If LTS has met the LTS 12-Month Target and Pacer has met or exceeded ninety percent (90%) of the Pacer Local Volume Target and of the Pacer Transcontinental Volume Target for that calendar year, CSXI shall pay a percentage of the amount due under the first sentence of this
Section 6.2 by first determining the percentage achievement of the applicable volume targets using the following formula:

                                    (A + C)
                                    -------
                                  PLVT + PTVT
=
E% (calculated to two decimal places subject to the rounding conventions below) A = actual Pacer Local Volume for that calendar year plus any Pacer Transcontinental Volume applied as an offset under Section 4.6 and the Applicable Overage applied under Section 4.7.5, up to the amount of the Pacer Local Volume Target for that year
PLVT = Pacer Local Volume Target for that year
C = actual Pacer Transcontinental Volume for that calendar year less any Pacer Transcontinental Volume offset under Section 4.6 applied in determining A, up to the amount of the Pacer Transcontinental Volume Target for that year
PTVT = Pacer Transcontinental Volume Target for that year
E shall be calculated to two decimal places, with rounding up if the amount is
 .005 or more and rounding down if the amount is less than .005; provided however, that rounding up shall not apply when determining whether ninety percent (90%) of the Pacer Local Volume Target and of the Pacer Transcontinental Volume Target have been achieved.
CSXI shall then determine the percentage payout of the amount due under the first sentence of this Section in accordance with the following formula. ___________ + ((E-90%)/10%) X _________ - (the One-Year Total Rate Savings-
_________)

CSXI shall not, in any event, be obligated to pay more than ___________ this
Section 6.2 even if Pacer exceeds one or both of the Pacer Local or Transcontinental Volume Targets for any year. The foregoing shall not be construed to limit the amount that CSXI is required to pay Pacer under Section 6.1.

7.   Section 6.3 is deleted and replaced with "[Intentionally Deleted]".

8. All other provisions of the Agreement shall remain in full force and effect.

9. Upon execution of this Amendment, CSXI will pay Pacer an incentive amount equal to _________for volume in 2000.

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

10. This Amendment may be executed in counterparts, each of which shall be deemed an original. Execution by facsimile counterpart shall constitute a valid manner of execution.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective authorized officers the day and year first written above.

CSX INTERMODAL, INC.                         PACER INTERNATIONAL, INC.


By:_________________________________         By:________________________________
Name:_______________________________         Name:______________________________
Title:______________________________         Title:_____________________________

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